UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
6.375% Senior Notes due 2050	OPINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, and “our” refer to Office Properties Income Trust.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 25, 2025, we received a notification letter from The Nasdaq Stock Market LLC, or Nasdaq, informing us that, for at least 30 consecutive business days prior to such notification, the bid price of our common shares of beneficial interest, $.01 par value per share, or our common shares, had closed below $1.00 per common share, which is the minimum required closing bid price for continued listing on Nasdaq pursuant to Listing Rule 5450(a)(1). Under Nasdaq Listing Rule 5810(c)(3)(A), we were provided a 180 calendar day grace period, or until September 22, 2025, to regain compliance with the minimum bid price continued listing standard.

On September 25, 2025, we received a notification letter from Nasdaq informing us that we have not regained compliance with Listing Rule 5450(a)(1) and that our common shares are subject to delisting from Nasdaq. If we do not appeal this determination in accordance with the Nasdaq Listing Rules, our common shares will be delisted at the opening of business on October 6, 2025. We do not expect to appeal this determination.

Item 8.01. Other Events.

September 2029 Notes and March 2027 Notes Interest Payments

On September 30, 2025, we did not make (i) the required interest payment of approximately $27.4 million due on our 9.000% Senior Secured Notes due September 2029, or the September 2029 Notes, and (ii) the required interest payment of approximately $3.4 million due on our 3.250% Senior Secured Notes due March 2027, or the March 2027 Notes. Under the indentures governing the September 2029 Notes and the March 2027 Notes, we have a 30-day grace period to make the required interest payment before non-payment constitutes an “event of default”. We continue to work with our advisors to pursue our restructuring efforts.

Credit Agreement Notice

On September 30, 2025, we delivered a notice to Wells Fargo Bank, National Association, or Wells Fargo, as administrative agent under our second amended and restated credit agreement, dated January 29, 2024, with Wells Fargo and the applicable lenders, or the Credit Agreement, that (i) we did not make the required interest payments due on the September 2029 Notes and the March 2027 Notes, and (ii) we expect one or more defaults to occur under the Credit Agreement in connection with the delisting of our common shares from Nasdaq on October 6, 2025. We are subject to a 30-day grace period before these events constitute an “event of default” under the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: September 30, 2025

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